UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement.

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

GFI Group Inc.

(Name of Registrant as Specified In Its Charter)

BGC Partners, Inc.

BGC Partners, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 21, 2015, BGC Partners, Inc. (“BGC Partners” or the “Company”) issued a press release announcing that Institutional Shareholder Services, an independent proxy advisory service, has recommended that stockholders of GFI Group Inc. (“GFI”) vote against GFI’s merger agreement with CME Group Inc. at the special meeting of GFI stockholders scheduled for January 27, 2015. A copy of the press release is set forth below.

ISS RECOMMENDS GFI SHAREHOLDERS VOTE AGAINST “ECONOMICALLY INFERIOR” MERGER WITH CME

ISS Also Recommends That GFI Shareholders Tender Their Shares Into BGC’s “Economically Superior” Offer

NEW YORK, NY – January 21, 2015 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “the Company,” or “BGC”), a leading global brokerage company primarily servicing the financial and real estate markets, today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy advisory service, has recommended that shareholders of GFI Group Inc. (NYSE: GFIG) (“GFI Group” or “GFI”) vote AGAINST the merger agreement with CME Group Inc. (NASDAQ: CME) (“CME”) at the special meeting of GFI shareholders scheduled for January 27, 2015.

Howard Lutnick, Chairman and Chief Executive Officer of BGC, said: “We are pleased that, after thorough and independent analysis, ISS recognizes the economic inferiority and conflicted nature of the proposed CME-GFI management $5.85 stock and cash transaction, as well as the economic superiority of BGC’s $6.10 all-cash offer. We also note that ISS recommends that GFI shareholders tender their shares to BGC as long as the CME-GFI management bid remains below our offer price.

“We remain fully committed to completing this transaction and urge shareholders to protect the value of their investment in GFI by voting against all of the proposals related to the CME transaction at the special meeting of GFI shareholders. We also remind GFI shareholders to tender their shares into our clearly superior offer in order to receive the higher value to which they are entitled.”

In its analysis, ISS noted the following regarding the proposed CME transaction: “As the proposed transaction is economically inferior to the unsolicited all-cash competing offer, yet it is not at all clear that unaffiliated shareholders incur any greater downside risk in holding out for the economically superior offer from this ongoing bidding war, shareholders should vote AGAINST the proposed transaction on its current terms….and, if that offer does not improve to at least parity with the BGC bid, tender into the BGC offer instead…”

As previously announced, BGC has also filed a proxy statement with a GOLD proxy card with the SEC in order to solicit votes against the inferior CME transaction at the January 27, 2015 GFI special meeting. GFI shareholders can vote against this transaction by returning the GOLD proxy card from BGC or by voting “against” using the materials provided by GFI.

Stockholders with questions about how to vote or tender their shares may call Innisfree M&A Incorporated, BGC’s proxy solicitor and Information Agent, toll-free at (888) 750-5884.

BGC’s financial advisor and dealer manager for the tender offer is Cantor Fitzgerald & Co. and its legal advisor is Wachtell, Lipton, Rosen & Katz.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. Products include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commercial real estate, commodities, futures, and structured products. BGC also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through its BGC Trader and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. Through the Newmark Grubb Knight Frank brand, BGC offers a wide range of commercial real estate services including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com.

BGC, BGC Trader, Newmark, Grubb & Ellis, and Grubb are trademarks and service marks of BGC Partners, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited.

Important Additional Information

This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of GFI Group Inc. (“GFI”) or any other securities. BGC Partners, Inc. and its subsidiary BGC Partners, L.P. have commenced a tender offer for all outstanding shares of common stock of GFI and have filed with the Securities and Exchange Commission (“SEC”) a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents). These documents, as they may be amended from time to time, contain important information, including the terms and conditions of the tender offer, and shareholders of GFI are advised to carefully read these documents before making any decision with respect to the tender offer.

BGC has filed a proxy statement and relevant documents in connection with the special meeting of the stockholders of GFI at which the GFI stockholders will consider certain proposals regarding the potential acquisition of GFI by CME Group Inc. (the “Special Meeting Proposals”). BGC and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from GFI’s stockholders in connection with the Special Meeting Proposals. STOCKHOLDERS OF GFI GROUP ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed with respect to the tender offer at the SEC’s website at www.sec.gov. These materials are also available to GFI Group security holders at no expense to them at http://ir.bgcpartners.com or by calling BGC Partners’ information agent, Innisfree M&A Incorporated, toll-free at (888) 750-5884.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this document regarding BGC Partners’ business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in the Company’s public filings, including BGC’s most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings.

BGC Media Contacts:

George Sard / Bryan Locke / Bob Rendine Sard Verbinnen & Co +1-212-687-8080

Hannah Sloane +1 212-294-7938	Sarah Laufer +1 212-915-1008

BGC Investor Contacts:

Jason McGruder +1 212-829-4988	Jason Chryssicas +1 212-915-1987